Cordovano and Harvey, P.C.                          Certified Public Accountants
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                                                    201 Steele Street
                                                    Suite 300
                                                    Denver, Colorado  80206
                                                    (303) 329-0220  Phone
                                                    (303) 316-7493  Fax
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                               September 26, 2003

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Re:   Verdisys, Inc. (formerly Reconstruction Data Group, Inc.)


Ladies and Gentlemen:

We were previously the principal accountants for Verdisys, Inc. (formerly, Reconstruction Data Group, Inc.), and we reported on the financial statements of Reconstruction Data Group, Inc. as of December 31, 2002 and 2001, and for the years ended December 31, 2002 and 2001. On September 25, 2003, our appointment as principal accountants was terminated. We have read Verdisys, Inc.'s statements included under Item 4 of its Form 8-K, dated September 26, 2003, and we agree with such statements.


Yours truly,


/s/ Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.